                                                                    EXHIBIT (P)

                     MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                        Series 1997-3 Monthly Statement
                      Class A Certificate CUSIP #25466KBH1
                      Class B Certificate CUSIP #25466KBJ7


Trust Distribution Date: November 16, 1998  Due Period Ending: October 31, 1998

Pursuant to the Series Supplement dated as of October 23, 1997 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and U.S. Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1.   Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)
     -----------------------------------------------------------------------------------------------------------

     Series  1997-3                                 Total        Interest       Principal
         Class A      32 days at 5.538590000%    $4.923191111  $4.923191111   $0.000000000

         Class B      32 days at 5.718590000%    $5.083191111  $5.083191111   $0.000000000

2.   Principal Receivables at the end of the Due Period
     --------------------------------------------------
 (a) Aggregate Investor Interest                        $17,858,805,675.98
     Seller Interest                                     $5,661,855,368.78

     Total Master Trust                                 $23,520,661,044.76


 (b) Group One Investor Interest                        $15,308,805,675.98

 (c) Group Two Investor Interest                         $2,550,000,000.00

 (d) Series 1997-3 Investor Interest                       $684,211,000.00

 (e) Class A Investor Interest                             $650,000,000.00

     Class B Investor Interest                              $34,211,000.00

3.   Allocation of Receivables Collected During the Due Period
     ---------------------------------------------------------

                                                                 Finance Charge           Principal            Yield
                                                                 Collections            Collections         Collections
 (a) Allocation of Collections between Investor and Seller

     Aggregate Investor Allocation                             $307,941,693.14         $2,542,177,499.04            $0.00

     Seller                                                     $96,659,138.74           $797,958,487.09            $0.00

 (b) Group One Allocation                                      $264,285,263.39         $2,181,776,826.14            $0.00

 (c) Group Two Allocation                                       $43,656,429.75           $360,400,672.90            $0.00

 (d) Series 1997-3 Allocations                                  $11,692,964.05            $96,529,930.00            $0.00

 (e) Class A Allocations                                        $11,126,522.88            $91,853,739.62            $0.00

     Class B Allocations                                           $566,441.17             $4,676,190.38            $0.00

4.   Information Concerning the Series Principal Funding Accounts ("SPFA")
     ---------------------------------------------------------------------
                         Deposits into the
                          SPFAs This          SPFA     Deposit Deficit   Investment
                          Due Period         Balance      Amount           Income
     Series 1997-3           $0.00           $0.00         0.00            $0.00


5.   Information Concerning Amount of Controlled Liquidation Payments
     ----------------------------------------------------------------
                                                                    Total Payments
                                   Amount Paid      Deficit Amount   Through This
                                 This Due Period   This Due Period    Due Period
     Series 1997-3                    $0.00            $0.00             $0.00


6.   Information Concerning the Series Interest Funding Accounts ("SIFA")
     --------------------------------------------------------------------
                                                Deposits Into the
                                                  SIFAs This
                                                  Due Period        SIFA Balance
     Series 1997-3                             $3,373,975.27              $0.00

7.   Pool Factors
     ------------
                                                                This Due Period
     Class A                                                      1.00000000

     Class B                                                      1.00000000

8.   Investor Charged-Off Amount
     ---------------------------
                                                                     Cumulative
                                                                 Investor Charged-Off
                                            This Due Period            Amount
 (a) Group One                              $96,500,548.69               $0.00

 (b) Group Two                              $15,940,614.21               $0.00

 (c) Series 1997-3                           $4,269,543.57               $0.00

 (d) Class A                                 $4,062,714.47               $0.00

     Class B                                   $206,829.10               $0.00

9.   Investor Losses This Due Period
     -------------------------------
                                                                    Per $1,000 of
                                                                   Original Invested
                                                   Total             Principal
 (a) Group One                                       $0.00               $0.00

 (b) Group Two                                       $0.00               $0.00

 (c) Series 1997-3                                   $0.00               $0.00

 (d) Class A                                         $0.00               $0.00

     Class B                                         $0.00               $0.00

10.  Reimbursement of Investor Losses This Due Period
     ------------------------------------------------
                                                                Per $1,000 of
                                                              Original Invested
                                                   Total        Principal
  (a) Group One                                      $0.00          $0.00

  (b) Group Two                                      $0.00          $0.00

  (c) Series 1997-3                                  $0.00          $0.00

  (d) Class A                                        $0.00          $0.00

      Class B                                        $0.00          $0.00

11.  Aggregate Amount of Unreimbursed Investor Losses
     ------------------------------------------------
                                                                Per $1,000 of
                                                              Original Invested
                                                   Total        Principal
 (a) Group One                                       $0.00          $0.00

 (b) Group Two                                       $0.00          $0.00

 (c) Series 1997-3                                   $0.00          $0.00

 (d) Class A                                         $0.00          $0.00

     Class B                                         $0.00          $0.00

12.  Investor Monthly Servicing Fee Payable at the end of the Due Period
     -------------------------------------------------------------------
 (a) Group One                                              $25,729,953.89

 (b) Group Two                                               $4,250,000.00

 (c) Series 1997-3                                           $1,140,351.66

 (d) Class A                                                 $1,083,333.33

     Class B                                                    $57,018.33

13.  Class Available Subordinated Amount at the end of the Due Period
     ----------------------------------------------------------------
                                                              As a Percentage
                                                                of Class A
                                                  Total       Invested Amount
     Series 1997-3 Class B                    $85,526,375.00    13.1579%

14.  Total Available Credit Enhancement Amounts
     ------------------------------------------
                                              Shared Amount    Class B Amount
     Maximum Amount                                 $0.00      $51,315,825.00

     Available Amount                               $0.00      $51,315,825.00

     Amount of Drawings on Credit Enhancement
       for this Due Period                          $0.00               $0.00

15.  Delinquency Summary
     -------------------

     End of Due Period Master Trust Receivables Outstanding     $23,888,556,109.19

                         Delinquent Amount    Percentage of Ending
     Payment Status      Ending Balance       Receivables Outstanding
     30-59 days            $649,100,087.44            2.72%

     60-179 days         $1,141,047,216.43            4.78%


                            U.S. BANK NATIONAL ASSOCIATION
                            as Trustee


                        BY:
                            ----------------------------

                                 Vice President

                    MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                        Series 1997-3 Monthly Statement

                                  CREDIT CARD
                           PASS-THROUGH CERTIFICATES

    The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of October 23, 1997 (the "Series Supplement") by and between Greenwood and U.S. Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1997-3 Master Trust Certificates for the Distribution Date occurring on November 16, 1998:


 1.    Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.    The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.    The aggregate amount of Collections processed during the related Due
       Period is equal to                                                                 $3,744,736,818.03

 4.    The aggregate amount of Class A Principal Collections processed during
       the related Due Period is equal to                                                    $91,853,739.62

 5.    The aggregate amount of Class A Finance Charge Collections processed
       during the related Due Period is equal to                                             $11,126,522.88

 6a.   The aggregate amount of Class A Principal Collections recharacterized as
       Series Yield Collections during the related Due Period is equal to                             $0.00

 6b.   The aggregate amount of Class A Additional Funds for this Distribution
       date is equal to                                                                               $0.00

 7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

       (a) with respect to the Class A Required Amount Shortfall is
           equal to                                                                                   $0.00

       (b) with respect to the Class A Cumulative Investor Charged-Off
           Amount is equal to                                                                         $0.00

       (c) with respect to the Class A Investor Interest is equal to                                  $0.00

 8.    The sum of all amounts payable to the Class A Certificateholders on the
       current Distribution Date is equal to                                                  $3,200,074.22

 9.   The aggregate amount of Class B Principal Collections processed during
      the related Due Period is equal to                                                     $4,676,190.38

10.   The aggregate amount of Class B Finance Charge Collections processed
      during the related Due Period is equal to                                                $566,441.17

11a.  The aggregate amount of Class B Principal Collections recharacterized
      as Series Yield Collections during the related Due Period is equal to                          $0.00

11b.  The aggregate amount of Class B Additional Funds for this Distribution
      date is equal to                                                                               $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

      (a) with respect to the Class B Required Amount Shortfall is
          equal to                                                                                   $0.00

      (b) with respect to the Class B Cumulative Investor Charged-Off
          Amount is equal to                                                                         $0.00

      (c) with respect to the Class B Investor Interest is equal to                                  $0.00

13.   The sum of all amounts payable to the Class B Certificateholders on the
      current Distribution Date is equal to                                                    $173,901.05

14.   Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.


       IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 16th day of November, 1998.



                        GREENWOOD TRUST COMPANY
                             as Master Servicer

                        By:
                           -----------------------------
                        Vice President, Chief Accounting Officer,
                        and Treasurer